Exhibit 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

November 26, 2008

(949) 451-3800	C 29003-00771

(949) 451-4220

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, California  92503

Re:                               Fleetwood Enterprises, Inc.
Registration Statement on Form S-4 (Reg. No. 333-154840)

Ladies and Gentlemen:

We have acted as counsel to Fleetwood Enterprises, Inc., a Delaware corporation (the “Company”) and certain guarantors identified on Appendix A hereto (the “Specified Guarantors”), in connection with the preparation and filing of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2008 (as amended on November 26, 2008, and as may be amended from time to time, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of $103,000,000 aggregate principal amount of 14% Senior Secured Notes due 2011 (the “New Notes”), the guarantees (each a “Guarantee”) by the Specified Guarantors and the other guarantors of the guarantees (together with the Specified Guarantors, the “Guarantors”), and 14,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).  The New Notes, the Guarantees and the Shares will be offered in exchange (the “Exchange Offer”) for the Company’s currently outstanding 5% Convertible Senior Subordinated Debentures due 2023 (the “Old Debentures”) pursuant to the Registration Statement.  The New Notes and the Guarantees are to be issued pursuant to an indenture (the “Indenture”) by and among the Company, the Guarantors and an entity to be named as trustee.  The terms of the Guarantees are contained in the Indenture.  The New Notes, the Guarantees and the Indenture are each governed under the laws of the State of New York and are sometimes collectively referred to herein as the “Documents.”

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and the Guarantors and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  Furthermore, in making our examination of executed documents and documents to be executed, we have assumed the parties thereto, other than the Company and the Guarantors, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.  In addition, we have assumed that (i) the Documents will be executed substantially in the form reviewed by us (ii) the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not heretofore filed) and (iii) the collateral arrangements relating to the New Notes and the Guarantees will comply with the TIA.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Guarantors and others.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.               The New Notes and Guarantees, in substantially the form contained in the Indenture, when duly authorized, executed, authenticated and delivered in accordance with the terms of the Indenture, will be legally issued and constitute legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms.

2.               The Shares, when issued in accordance with the terms of the Exchange Offer, will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to the following exceptions, qualifications and limitations:

A.            The opinions set forth above in paragraph 1 is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

B.            We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) under the Documents of, or any consent thereunder relating to, any stay, extension, or usury laws or any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) provisions relating to indemnification, exculpation, or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iv) any provisions of the Documents that may be construed as penalties or forfeitures; or (v) the effectiveness of any covenants (other than covenants relating to the payment of principal, interest, indemnities, and expenses) to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default.

C.            We have assumed that each guarantor named in the Registration Statement, other than the Specified Guarantors, is validly existing, and in each case, in good standing under the laws of each of such guarantor’s jurisdiction of incorporation: the State of Arizona, Florida, Georgia, Idaho, Indiana, Kentucky, Maryland, North Carolina, Ohio, Oregon, Pennsylvania, Tennessee, Virginia and Washington and Ontario, Canada, as applicable; and that each of such guarantors has all requisite power and authority to execute, deliver and perform its obligations under the Indenture and its respective Guarantee.

D.            We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, California and Texas and the United States of America and the Delaware General Corporation Law.  We are not admitted in practice in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law and have made such inquiries as we consider necessary to render the opinions contained herein.  This opinion is limited to the effect of the present state of the laws of the State of New York, California, Texas, the United States of America and, to the limited extent set forth above, the State of Delaware and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws.  We express no opinion regarding the Securities Act or any other federal or state securities laws or regulations.

E.             We have assumed that there are no agreements or understandings between or among the parties to the Documents or third parties that would expand, modify, or otherwise affect the terms of the Documents or the respective rights or obligations of the parties thereunder.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we further consent to the use of our name under the caption “Validity of Securities” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

APPENDIX  A

Specified Subsidiaries

Fleetwood Holdings, Inc., a Delaware corporation
Fleetwood General Partner of Texas, Inc., a Delaware corporation
Fleetwood Homes Investment, Inc., a California corporation
Fleetwood Homes of California, Inc., a California corporation
Fleetwood International, Inc., a California corporation
Fleetwood Motor Homes of California, Inc., a California corporation
Fleetwood Travel Trailers of California, Inc., a California corporation
Gold Shield, Inc., a California corporation
Continental Lumber Products, Inc., a California corporation
Fleetwood Travel Trailers of Texas, Inc., a Texas corporation
Fleetwood Homes of Texas, L.P., a Texas limited partnership